Exhibit 5.1

October 2, 2009

TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to TurboSonic Technologies, Inc., a Delaware corporation (the “Company”) in connection with a registration statement on Form S-8 (the “Registration Statement”) being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering 800,000 shares (the “Shares”) of common stock, par value $0.10 per share, of the Company issuable pursuant to the terms of the Company’s 2008 Stock Plan (the “Plan”).

This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with rendering this opinion, we have examined and are familiar with the Company’s Certificate of Incorporation, as amended, the Company’s By-Laws, as amended, the Plan, the Registration Statement, corporate proceedings of the Company relating to the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP

By: /s/ Ira Roxland
             A Member of the Firm